Exhibit 99
                                                                      ----------

           Exigent Expands Management Team by Announcing Glenn Dennis as President of Exigent Solutions Group

MELBOURNE, FL, July 17, 2000 /PR Newswire/ - Exigent International, Inc. (Nasdaq SmallCap Market(R): XGNT; Chicago Stock Exchange: XNT) today announced that Glenn Dennis has been named President of Exigent Solutions Group (ESG).

Mr. Dennis is an experienced senior executive with a highly successful track record. He brings over 15 years of diversified experience in the software/hardware/technology and professional services industry. He has held executive positions at SoftMed Systems, GE Capital, MicroAge, and HEM Solutions. During the last 3 years at SoftMed Systems, he served as Chief Operating Officer and increased revenue of the Company from $27 to $52 million. While at SoftMed, he also expanded the facility to address the company's explosive development and reorganized the entire company to accommodate its tremendous growth.

Prior to his work with SoftMed Systems, Mr. Dennis held various management positions including General Manager at GE Capital, considered the largest independent supplier of comprehensive IT solutions. He has earned a bachelor's degree from St. Cloud State University in Business Management and Marketing, and has also completed several GE Management Development courses, in addition to attending several Executive Development Programs at the Harvard School of Business.

Commenting on his appointment to Exigent, Glenn stated "I am truly excited about joining Exigent International as President of Exigent Solutions Group. I look forward to guiding ESG into the future as we expand our products and services."

"We are very pleased that Glenn is joining our team. His experience and leadership are significant assets and will be instrumental in furthering our efforts to identify and create successful IT solutions for our customers and pursuing new business while developing ERP (enterprise resource planning),
e-business, and providing infrastructure support for our commercial and government clients" stated B.R. "Bernie" Smedley, Chairman and Chief Executive Officer.

Exigent International and its subsidiaries provide advanced technology products and services to worldwide markets. Exigent and its subsidiaries include: Exigent Solutions Group (ESG), providing Oracle(R), SAP, and Microsoft(R) support services to government and commercial customers; Software Technology, Inc.
(STI), a leading provider of engineering services and software products to the aerospace and defense industries; and Exigent Digital Telecom and Wireless Networks (EDT&WN) providing leading-edge technology services and products supporting distributed collaborative applications, network resource management, and message-oriented middleware products.

--------------------------------------------------------------------------------
Exigent International Inc. (www.xgnt.com) is a publicly traded company, with headquarters in Melbourne, Florida, near the Space Coast. Exigent International was formed in December 1996, as a parent company to build upon the strengths and track record of Software Technology Inc.

For information contact Elizabeth Wilkinson (elizabeth_wilkinson@xgnt.com), 321/952-7550, 888/952-XGNT, 321/952-7555 (Fax).

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Exigent International (the "Company") notes that this press release contains forward-looking statements that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "intends", "potential", "continue", or the negative of such terms or other comparable terminology. These statements are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to: Our major products may not be accepted by the market; intense competition in the satellite ground system industry could harm financial performance; the length of our sales cycle increases our costs and hinders our ability to procure contracts; and our success is dependent on the continued growth of the space industry; and the other risk factors discussed in Company filings with the Securities and Exchange Commission. The Company cannot assume that it will be able to anticipate or respond timely to any of the factors listed above, which could adversely affect operating results.